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EXHIBIT 10.1

TAX SHARING AGREEMENT

        THIS TAX SHARING AGREEMENT ("Agreement") made as of August 1, 1993 by and among Affinity Group Holding, Inc., formerly known as Adams Publishing Acquisition Corporation ("AGH"), Affinity Group, Inc., formerly known as Adams TL Acquisition Corporation ("AGI"), TL Enterprises, Inc. ("TLE"), Trailer Life Enterprises, Inc. ("TLEI"), Camp Coast to Coast, Inc. ("CCC"), VBI, Inc. ("VBI"), Golf Card Holding Corporation ("GCH"), Golf Card International Corp. (GCI"), Golf Card Resort Services, Inc. ("GCRS"), GSS Enterprises, Inc. ("GSS"), National Boat Owners Association, Inc. ("NBOA"), TL Music, Inc. ("TLMI"), and Venture Enterprises, Inc. ("VEI");

        WHEREAS, AGH owns 100% of the issued and outstanding shares of the voting common stock of AGI, and AGI, directly or indirectly, owns 100% of the issued and outstanding shares of the voting common stock of each of TLE, TLEI, CCC, VBI, GCH, GCI, GCRS, GSS, NBOA, TLMI and VEI;

        WHEREAS, as of the date of this Agreement, all of AGH, AGI, TLE, TLEI, CCC, VBI GCH, GCI, GCRS, GSS, NBOA, TLMI and VEI constitute an affiliated group within the meaning of IRC Section 1504 (a) of which AGH is the common parent corporation (AGI, TLE, TLEI, CCC, VBI, GCH, GCI, GCRS, GSS, NBOA, TLMI and VEI being jointly hereinafter sometimes referred to as the "Subsidiaries");

        WHEREAS, AGH and certain of the Subsidiaries were parties to a tax sharing agreement dated as of December 23, 1988, as amended (the "Former Agreement");

        WHEREAS, contemporaneously herewith, certain of the parties to the Former Agreement have merged and there has occurred a corporate reorganization affecting the parties to the Former Agreement;

        WHEREAS, it is the intention of the members of the Group (hereinafter defined) that this Agreement provide a consistent and uniform method for allocating the Group's consolidated liability for Federal Income Taxes to each member of the Group and replace and restate, in its entirety, the Former Agreement for such members of the Group which were parties to the Former Agreement by herein memorializing in writing the only agreement of the parties hereto regarding the respective contributions of the Subsidiaries to the payment of the income tax liability of the Group.

        NOW, THEREFORE, AGH and the Subsidiaries agree as follows:

        1.     For such members of the Group which are parties to the Former Agreement, the Former Agreement shall be, and hereby is, terminated effective the date hereof, this Agreement replacing and restating the Former Agreement in its entirety for such parties.

        2.    Definitions.

        As used herein, the term:

          2.1.  "Current Allocation" shall, for any Taxable Period, mean the amount of the Group's Federal Income Tax liability for such period which is allocated to each Group member under Regulations Section 1.1502-33(d)(2)(ii) and 1.1552-1(a)(2). For purposes of this Agreement, the "fixed percentage" referred to in Regulations Section 1.1502-33(d)(2)(ii)(b) shall be 100%.

          2.2.  "Current Tax" shall, for any Taxable Period, mean the amount of each Group member's Current Allocation if the Current Allocation is a positive amount.

          2.3.  "Federal Income Taxes" shall mean the corporate income taxes imposed by the Code and any interest or penalties payable with respect thereto.

          2.4.  "Fiscal Year" means the fiscal year of AGH.

          2.5.  "Group" shall mean the affiliated group, as defined in IRC Section 1504 (a), of which AGH is the common parent and includes but is not limited to the Subsidiaries.

          2.6.  "IRC" or "Code" means the Internal Revenue Code of 1986, as amended.

          2.7.  "Regulations" means the regulations promulgated pursuant to the Code.

          2.8.  "State Unitary Taxes" shall mean any unitary business income, franchise and similar taxes imposed by any state or local taxing authority in the United States or any subdivision thereof, and any interest or penalties payable with respect thereto.

          2.9.  "Taxable Period" shall mean each Fiscal Year or portion thereof in respect of which a member of the Group is included in a consolidated federal income tax return filed pursuant to this Agreement.

        3.    Payment of Taxes.

          3.1.  Each member of the Group hereby agrees to join in the filing of a consolidated federal income tax return for any Taxable Period for which the Group is required or permitted to file such a return. Each member of the Group shall execute such consents as may be necessary to carry out the purposes of this Section and agrees to execute and deliver to AGH such instruments as AGH may reasonably request in connection therewith.

          3.2.  Any Federal Income Taxes payable under any return filed pursuant to this Section shall be paid by AGH on behalf of the members of the Group in accordance with and subject to the terms of this Agreement. AGH agrees to make such payment, file such returns, consents, elections and other documents and take such other action on behalf of and at the expense of each member of the Group as may be necessary or appropriate in connection with the matters contemplated by this Section. Each member of the Group hereby agrees to pay to AGH all direct and incidental costs and expenses incurred by AGH or at AGH's direction in connection with the matters contemplated under this Agreement, including but not limited to fees and costs of accountants, attorneys or other consultants.

          3.3.  The members of the Group which are subject to State Unitary Taxes agree to join in the filing of returns, execute consents and make payments in the same manner as hereinbefore provided in this Section 3 with respect to Federal Income Taxes.

        4.    Allocation and Reimbursement of Taxes.

          4.1.  Each member of the Group is responsible, and hereby agrees, to estimate its Current Tax prior to the end of the Taxable Period. The calculation of the Current Tax shall be made using the prevailing U.S. statutory rates under IRC Sections 11, 55, 59A, and 1201. Each Group member that is a direct or indirect subsidiary of AGI shall pay to AGI the amount of its estimated Current Tax on or before the date that payment with respect thereto (including any estimate thereof) would have been required to be paid to the appropriate taxing authorities had it not been a member of the Group and AGI shall pay to AGH the amount of its estimated Current Tax on or before the date that payment with respect thereto (including any estimate thereof) would have been required to be paid to the appropriate taxing authorities had AGI not been a member of the Group. In the event that any member of the Group pays any Federal Income Taxes which would have been payable by another member of the Group had such party not been a member of the Group, such other member of the Group shall promptly reimburse the member paying such taxes for the full amount so paid.

          4.2.  Payments due pursuant to Section 4.1 hereof with respect to a Taxable Period shall be computed quarterly based upon the annualized estimate of the gross income, losses, deductions, expenses, exemption, credits and allowances of each member of the Group. At the end of the Taxable Period each member of the Group shall prepare or cause to be prepared and shall forward to AGH (on such time schedule as may be established by AGH), Federal Tax Form 1120 (or successors thereto) and such schedules as may be appropriate in support thereof (all as if such Subsidiary were not a member of the Group).

          4.3.  Amounts payable under this Agreement shall be paid promptly upon demand therefor by AGH. Any payments made on the basis of an estimate shall be adjusted within 90 days after the end of the Tax Period.

          4.4.  The members of the Group that are subject to State Unitary Taxes agree to the allocation of State Unitary Taxes, the estimate of the amount thereof and the payment of such taxes in the same manner as hereinbefore provided in this Section 4 with respect to Federal Income Taxes.

        5.    Tax Adjustment.

        In the event of any adjustment to the consolidated tax returns as filed (by reason of an amended return, claim for refund, or an audit by the Internal Revenue Service), the liability of the member of the Group with respect to which such adjustment has been made, shall be redetermined to give effect to any such adjustment as if it had been made as part of the original computation of tax liability under Section 4 hereof and payments or refunds as among the Group members shall be made accordingly.

        6.    New Group Members.

        If at any time a Group member other than AGH acquires or creates one or more subsidiary corporations that are, under IRC Section 1504, includable corporations of the Group, such subsidiary corporations shall be subject to this Agreement without further action being required on the part of such subsidiary corporation or the members of the Group and, thereupon, all references herein to the "Group" shall apply to such subsidiary corporations as if they had been original signatories hereto and such subsidiary corporations shall be considered a part of the "Group" for all purposes hereof. If at any time AGH acquires or creates one or more subsidiary corporations that are, under IRC Section 1504, includable corporations of the Group, such subsidiary corporations shall be subject to this Agreement only upon the affirmative election to such effect by AGH. Each member of the Group other than AGH hereby designates and appoints AGH its agent and attorney-in-fact to amend this Agreement to include any such subsidiary corporation as a member of the Group.

        7.    General.

          7.1.  Successors. This Agreement shall be binding on any successor, by merger, acquisition of assets or otherwise, to any member of the Group to the same extent as if such successor had been an original party to this Agreement.

          7.2.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

          7.3.  Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

          7.4.  Power of Attorney. Each member of the Group hereby appoints and constitutes AGH its agent and true and lawful attorney-in-fact (i) for the purpose of filing any consent, election or other document and taking any other action as may be necessary or appropriate in connection with the matters contemplated by this Agreement and (ii) in its name, place and stead to make, execute, sign, acknowledge and file such instruments as may be necessary to carry out the provisions of this Agreement. The foregoing grant of authority is hereby declared to be irrevocable and a power coupled with an interest. Each member of the Group agrees to reimburse AGH for all expenses, including legal and accounting expenses, incurred in connection with the matters contemplated by this Agreement, including in connection with the audit of any return filed pursuant hereto.

          7.5.  Interpretation. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect. No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument of equal formality signed by the parties hereto. No waiver of a breach of any provision hereof or a default under any provision hereof shall be deemed a waiver of such provision or of any subsequent breach or default of any kind or nature. This Agreement embodies the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties, relating to the subject matter hereof. The division of this Agreement into sections is only a matter of convenience for reference and shall not define or limit any of the terms or provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

AFFINITY GROUP HOLDING, INC.
By	/s/ MARK J. BOGGESS
Its	V.P.
AFFINITY GROUP, INC.
By	/s/ MARK J. BOGGESS
Its	V.P.
TL ENTERPRISES, INC.
By	/s/ MARK J. BOGGESS
Its	V.P.
TRAILER LIFE ENTERPRISES, INC.
By	/s/ MARK J. BOGGESS
Its	V.P.

CAMP COAST TO COAST, INC.
By	/s/ MARK J. BOGGESS
Its	V.P.
GOLF CARD HOLDING CORPORATION
By	/s/ MARK J. BOGGESS
Its	V.P.
GOLF CARD INTERNATIONAL CORP.
By	/s/ MARK J. BOGGESS
Its	V.P.
GOLF CARD RESORT SERVICES, INC.
By	/s/ MARK J. BOGGESS
Its	V.P.
GSS ENTERPRISES, INC.
By	/s/ MARK J. BOGGESS
Its	V.P.
VBI, INC.
By	/s/ MARK J. BOGGESS
Its	V.P.

NATIONAL BOAT OWNERS ASSOCIATION, INC.
By	/s/ MARK J. BOGGESS
Its	V.P.
TL MUSIC, INC.
By	/s/ MARK J. BOGGESS
Its	V.P.
VENTURE ENTERPRISES, INC.
By	/s/ MARK J. BOGGESS
Its	V.P.

AMENDMENT TO TAX SHARING AGREEMENT

        THIS AMENDMENT TO TAX SHARING AGREEMENT (the "Amendment") made as of March 26, 2004 by and among AGI Holding Corp. (the "Parent"), Affinity Group Holding, Inc., Affinity Group, Inc., Golf Card International Corp., Golf Card Resort Services, Inc., Camping World, Inc., CWI, Inc., Camping Realty, Inc., Camping World Insurance Services of Nevada, Inc., Camping World Insurance Services of Texas, Inc., CW Michigan, Inc., Camping World RV Sales, Inc., CWI Funding, Inc., Camp Coast to Coast, Inc., Coast Marketing Group, Inc., Affinity Brokerage, Inc., Affinity Group Thrift Holding Corp., Affinity Road and Travel Club, Inc., AGI Canada, Inc., Ehlert Publishing Group, Inc., Power Sports Media, Inc., GSS Enterprises, Inc., TL Enterprises, Inc., VBI, Inc., AGRP Holding Corp., AGRP Management Corp., AGI Management Corporation and TL Music, Inc. (all such parties, other than the Parent, being herein referred to as the "Subsidiaries");

        WHEREAS, the parties hereto have entered into (or automatically become parties to) a Tax Sharing Agreement (the "Tax Sharing Agreement") dated as of August 1, 1993 pertaining, inter alia, to the allocation and payment of Federal Income Taxes and State Unitary Taxes (capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Tax Sharing Agreement);

        WHEREAS, the Parent proposes to file amended federal and state income tax returns for the Fiscal Years of the Group ending December 30, 2001 and December 29, 2002 (the "Amended Returns") with the appropriate federal and state taxing authorities (the "Tax Authorities") to, inter alia, correct errors in the returns as heretofore filed by the Parent with the Tax Authorities for such periods (the "Original Returns");

        WHEREAS, one or more Subsidiaries may incur (i) costs and expenses in connection with or a result of the Amended Returns, or (ii) additional taxes (including sales and use taxes), interest or penalties as a result of, or in connection, with the Amended Returns (jointly a "Loss"), it being intended that a "Loss" include amounts required to be paid by a Subsidiary for any Taxable Period in excess of the amounts paid by such Subsidiary under the Tax Sharing Agreement in respect of the Original Returns, whether the "Loss" is occasioned as a result of actions taken by a Tax Authority or otherwise, provided such "Loss" arises in connection with or as a result of matters reported, or positions taken, in the Original Returns or Amended Returns;

        WHEREAS the Original Returns were prepared at the direction of the Parent and the Parent accepts responsibility for the accuracy and completeness thereof;

        WHEREAS, as a condition to the filing of the Amended Returns the Subsidiaries have demanded that the Parent indemnify and forever hold such members of the Group harmless from and against the Losses;

        WHEREAS the Parent is willing to undertake such indemnification on the terms set forth hereinafter;

        NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto hereby agree as follows:

          1.     The Parent hereby agrees, at its expense, to promptly file the Amended Returns. The Parent warrants that the Amended Returns as filed with the Tax Authorities will be complete, accurate and properly reflect the federal and state income taxes payable by the Group for the Taxable Periods involved.

          2.     The Subsidiaries agree to cooperate with the Parent in the preparation of the Amended Returns and provide such information to the Parent as the Parent may reasonably request in connection with the preparation and the filing thereof.

          3.     In the event of an audit, examination, review or appeal (an "Audit") of the Amended Returns by any Tax Authority, the Parent agrees to take such action and engage such personnel,

  including tax accountants and tax counsel, as may be necessary or appropriate in connection therewith, all as determined in the reasonable judgment of the Parent. The Subsidiaries agree to cooperate with the Parent in any Audit and provide such information to the Parent as the Parent may reasonably request in connection with the Audit or any proceedings in connection therewith.

          4.     The Parent unconditionally and irrevocably agrees to indemnify and forever hold the Subsidiaries harmless from and against any and all Losses. The Parent agrees to pay to any Subsidiary that incurs any Loss the amount thereof in cash upon demand by such Subsidiary.

          5.     This Amendment shall not be assigned or conveyed by any party hereto to any other person or entity without the prior written consent of the other parties hereto. Except as so limited, this Amendment shall be binding and shall inure to the benefit of the parties hereto, their respective successors and assigns. Except for such successors and assigns, it is understood that the benefits of this Amendment shall inure solely to the parties hereto and no third party shall be a beneficiary hereof, whether by implication, law or otherwise. This Amendment shall be binding upon any new member of the Group, all as provided in Section 6 of the Tax Sharing Agreement, the provisions of which are incorporated herein by this reference thereto.

        This Amendment shall be construed and enforced in accordance with the laws of the State of California, such state being the domicile of the principal office of the Parent. This Amendment supersedes all prior agreements between the parties hereto with respect to the subject matter hereof and constitutes the entire agreement between the parties hereto relating to the subject matter hereof. This Amendment constitutes an amendment of the Tax Sharing Agreement in respect of the liabilities and responsibilities of the parties in respect of the Amended Returns. Except as so amended and modified, the Tax Sharing Agreement shall remain in full force and effect and the parties hereto reaffirm their obligations thereunder. No waiver by any party of any provision hereof shall be effective unless in writing. No waiver of any one occurrence shall be deemed a waiver of any other or similar occurrence unless specifically waived in writing.

        This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

        All notices, requests and other communications from any of the parties hereto to the other shall be given in the manner provided in the Tax Sharing Agreement.

        The parties hereto agree that any information designated by such party as confidential, shall be maintained as confidential by the others as such and each party agrees not to disclose any such information to any person whatsoever other than is necessary to disclose such information to its own employees and other representatives, including tax accountants and legal counsel (and shall advise such person of the confidential nature of the information) for the purpose of effecting the matters contemplated by this Amendment unless such information becomes otherwise publicly available or such party is required to make such disclosure by order of a court or governmental agency.

        Each of the parties hereto agrees to execute and deliver such other and further documents as the others may reasonably require to effect the intent hereof.

        In the event of any dispute hereunder between the parties hereto, the party prevailing in any litigation instituted hereunder shall be entitled to recover from the other its costs and expenses thereof, including, specifically, its reasonable attorneys fees.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

AGI HOLDING CORP.
By:	/s/ PAUL E. SCHEDLER Paul E. Schedler, Vice President (the "Parent")

AFFINITY GROUP HOLDING, INC.
AFFINITY GROUP, INC.
GOLF CARD INTERNATIONAL CORP.
GOLF CARD RESORT SERVICES, INC.
CAMPING WORLD, INC.
CWI, INC.
CAMPING REALTY, INC.
CAMPING WORLD INSURANCE SERVICES OF NEVADA, INC.
CAMPING WORLD INSURANCE SERVICES OF TEXAS, INC.
CW MICHIGAN, INC.
CAMP COAST TO COAST, INC.
COAST MARKETING GROUP, INC.
AFFINITY BROKERAGE, INC.
AFFINITY ROAD AND TRAVEL CLUB, INC.
EHLERT PUBLISHING GROUP, INC.
POWER SPORTS MEDIA, INC.
GSS ENTERPRISES, INC.
TL ENTERPRISES, INC.
VBI, INC.
AGRP HOLDING CORP.
AGRP MANAGEMENT CORP.
TL MUSIC, INC.
CAMPING WORLD RV SALES, INC.
CWI FUNDING, INC.
AFFINITY GROUP THRIFT HOLDING CORP.
AGI MANAGEMENT CORPORATION
AGI CANADA, INC.
By:	/s/ PAUL E. SCHEDLER Paul E. Schedler, Vice President ("Subsidiaries")

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TAX SHARING AGREEMENT
AMENDMENT TO TAX SHARING AGREEMENT